AMENDMENT #1 TO THE SHARE EXCHANGE AGREEMENT

DATED JUNE 22, 2015

THIS AMENDMENT #1 TO THE SHARE EXCHANGE AGREEMENT DATED June 22, 2015 (the “Amendment”) is made effective as of September 2, 2015, by and between Quint Media, Inc., OncBiomune, Inc., Robert L. Elliott, M.D., and Jonathan F. Head, Ph. D. (collectively the “Parties”).

BACKGROUND

A. The Parties entered into that certain share exchange agreement dated June 22, 2015 (the “SEA”). A true and correct copy of the SEA is attached hereto as Exhibit “A”; and

B. The Parties desire to amend the SEA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All references to “3,000,000” in the SEA shall be replaced in its entirety by “4,493,372”.

2. All references to “50,000,000” in the SEA shall be replaced in its entirety by “51,493,372”.

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SEA. Except as specifically modified hereby, all of the provisions of the SEA which are not in conflict with the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of September 2, 2015.

Quint Media, Inc.		OncBiomune, Inc.

By:	/s/ Constantin Dietrich	By:	/s/ Robert L. Elliott, M.D.
Name:	Constantin Dietrich	Name:	Robert L. Elliott, M.D.
Title:	Chief Executive Officer	Title:	President

By:	/s/ Robert L. Elliott, M.D.	By:	/s/ Jonathan F. Head, Ph. D.
Name:	Robert L. Elliott, M.D.	Name:	Jonathan F. Head, Ph. D.